Exhibit 99.5

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V79835-S21589 FIRST COMMUNITY CORPORATION Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve the Agreement and Plan of Merger, dated as of July 13, 2025, by and among First Community Corporation, First Community Bank, and Signature Bank of Georgia, under which Signature Bank will be merged with and into First Community Bank, and the transactions contemplated by the merger agreement, including the issuance of shares of First Community Corporation common stock in the merger, which is also being submitted for approval pursuant to applicable Nasdaq listing rules, which we refer to as the First Community merger proposal. 2. To authorize the board of directors to adjourn the special meeting, if necessary or appropriate, to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the First Community merger proposal, which we refer to as the First Community adjournment proposal. SCAN TO VIEW MATERIALS & VOTE w FIRST COMMUNITY CORPORATION 5455 SUNSET BLVD. LEXINGTON, SC 29072 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 18, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 18, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V79836-S21589 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com FIRST COMMUNITY CORPORATION Special Meeting of Shareholders November 19, 2025 11:00 a.m. Local Time This proxy is solicited by the Board of Directors The undersigned hereby appoints D. Shawn Jordan and John F. (Jack) Walker, IV, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of First Community Corporation that the undersigned is entitled to vote at the Special Meeting of Shareholders of First Community Corporation to be held at the Administrative Building, 2nd Floor, 5455 Sunset Blvd., Lexington, South Carolina 29072, on November 19, 2025, at 11:00 a.m. local time, and at any adjournment or postponement thereof, upon the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is acknowledged. This proxy, when properly executed, will be voted as directed. If no direction is given, this proxy will be voted ‘FOR’ the First Community merger proposal and ‘FOR’ the First Community adjournment proposal. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side